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Exhibit 10.38

SunTrust Bank
55 Park Place
Atlanta, Georgia 30303
Receivables Capital Management Division

June 5, 2002

Motorcar Parts and Accessories, Inc.
2929 California Street
Torrance, CA 90503

This Letter of Understanding and Agreement (herein sometimes, the "Agreement") is intended to set forth the agreement as to how Motorcar Parts and Accessories, Inc., a New York corporation ("Supplier"), may utilize the SunTrust Draft Program (the "Program") of SunTrust Bank, a Georgia banking corporation, as agent for itself and various other purchasers (in such capacity, "Agent"). The terms and conditions set forth herein shall govern all transactions between Agent and Supplier. Each purchase of a SunTrust Draft (as hereinafter defined) constitutes a new transaction and a reaffirmation of the representations, warranties and all other terms hereof.

1.
Issuance of SunTrust Drafts.    Pursuant to an Amended and Restated Acknowledgement and Agreement dated May 28, 2002, between Agent and AutoZone, Inc., a Nevada corporation ("AutoZone"), Agent has agreed that AutoZone may issue, from time to time, drafts drawn on AutoZone's demand deposit account at Agent (each, a "SunTrust Draft") payable to the order of Supplier in payment on a certain date in the future as indicated on such SunTrust Draft of specified invoices originating from the sale of goods by Supplier to AutoZone (the "Invoices").

2.
Conditions Precedent to Purchase of SunTrust Drafts.    Prior to Supplier making the initial request to Agent to purchase any SunTrust Draft, Supplier will deliver, or caused to be delivered, to Agent, each in form and substance to Agent, the following: (a) a duly completed Information Certificate in the form of Exhibit A attached hereto, (b) a duly completed Secretary's Certificate in the form of Exhibit B attached hereto and (c) a Consent Agreement from each secured creditor of Supplier with a lien on its accounts receivable and/or inventory in the form of Exhibit C attached hereto AND Agent shall have received and approved all UCC lien searches.

3.
Purchase of SunTrust Drafts under the Program.    (a) At the request of Supplier, Agent may purchase at a discount prior to its due date any SunTrust Draft from Supplier; provided, that (i) Agent has no obligation to purchase any SunTrust Draft, and this Agreement does not constitute a commitment on the part of Agent to make any such purchase, and (ii) Supplier is not obligated to sell any SunTrust Draft. If Supplier wishes Agent to purchase a SunTrust Draft, Supplier will courier the applicable SunTrust Draft to Agent properly endorsed to "SunTrust Bank, as Agent", together with a schedule of the Invoices that are being paid off with the proceeds of such SunTrust Draft, to the address for notices set forth in Section 13 hereof.

(b)
Upon receipt of a SunTrust Draft, Agent will notify (by electronic transmission or by telecopier) Supplier of the all-in discount rate at which it will negotiate and buy such SunTrust Draft from Supplier, the amount of the net proceeds to be received and the proposed settlement date. Supplier may either accept the terms offered, or reject them for any reason at all; provided that if the Agent has not received an answer from Supplier by 12 Noon of the day following such notification, such offer shall be deemed rejected and Agent will return the SunTrust Draft to Supplier. If Supplier accepts such terms, Supplier shall promptly confirm such acceptance in writing (by telecopy or otherwise) to Agent, which acceptance shall be executed by an authorized signatory of Supplier.

(c)
Upon receipt of a certification letter from AutoZone and if applicable, the funds from any third party for which Agent is acting as agent, Agent will wire transfer in immediately available funds the agreed purchase price to Supplier at such account of Supplier that Supplier identifies in writing to Agent. Agent shall deliver such funds to Supplier's designated account on the settlement date set forth in the Agent notice provided to Supplier pursuant to paragraph 3(b) above or such revised settlement date as set forth in paragraph 3(d) below.

    Supplier agrees that upon receipt of such funds in the amounts specified in the relevant Agent notice, the liability of AutoZone under the Invoices and the related accounts receivable will be fully satisfied and that it will mark its books and records accordingly.

  (d)
  Supplier agrees that, if for any reason Agent has not received its written acceptance or the written acceptance of the third-party purchaser (if any) by 3 p. m. on the day before the proposed settlement date, Agent may revoke its offer and shall make a revised offer to Supplier with a new discount rate and a new settlement date. Supplier shall have the right to accept or reject such revised offer in the manner contemplated by paragraph 3(b) above. Supplier also agrees that in the case Agent does not receive the purchase price of any SunTrust Draft from a third-party purchaser by 1:00 p. m. on the proposed settlement date, Agent may recalculate the amount of the net proceeds owed to Supplier to take into account such delay and remit such revised amount upon receipt thereof which revised amount shall reflect an additional interest cost associated with the delay in payment to Supplier.

4.
Nature of SunTrust Drafts Offered.    Any SunTrust Draft offered for sale to the Agent must have been delivered to Supplier by AutoZone in payment at a date certain indicated on such SunTrust Draft for the actual sale of goods evidenced by the Invoices in a bona fide contemporaneous commercial transaction entered into in the ordinary course of business for both Supplier and AutoZone. Supplier represents and warrants to Agent that any SunTrust Drafts offered for sale to Agent are in the proper and legal form approved by Agent and have not been altered in any way (other than endorsed by Supplier pursuant to Paragraph 8 below) by Supplier. Supplier agrees that a SunTrust Draft does not constitute a post-dated check and that, if Supplier does not sell any SunTrust Draft to Agent, Supplier will not deposit such SunTrust Draft into its checking account but will present such SunTrust Draft for payment to Agent at its address in Section 13, Supplier further agrees that if it does deposit such SunTrust Draft into its checking account in violation of this Agreement, Supplier hereby waives any rights that it may have against Agent as a collecting bank or payor bank under the Uniform Commercial Code or Regulation CC.

5.
All rights sold with SunTrust Drafts.    Supplier's negotiation and sale of any SunTrust Draft to Agent is made together with all right to receive the proceeds thereof, as well as any security or guarantees therefor, all of Supplier's rights to the goods or property which were paid for with such SunTrust Draft and all Supplier's rights to payment for the goods represented by the Invoices, so that Agent or any other holder of such SunTrust Draft will have all of the rights, including but not limited to stoppage in transit and reclamation of goods, of an unpaid supplier of the goods if such SunTrust Draft is dishonored by AutoZone. Supplier represents and warrants to Agent that there are no claims of a third party to any SunTrust Draft or any Invoices or to any accounts receivable that were the basis for the issuance of such SunTrust Drafts and that the purchase by Agent of any such SunTrust Draft, pursuant to this Agreement and the terms of the Consent Agreement, does not violate the rights of any secured creditor of Supplier.

6.
Non-Recourse Purchase of SunTrust Drafts; Conditions Which Result in Recourse to Supplier.    The negotiation and purchase by Agent of any SunTrust Draft from Supplier is without recourse in the event of non-payment UNLESS (i) such SunTrust Draft is not paid when due because of an act of fraud by Supplier in connection with the generation or sale of the defaulted SunTrust Draft; OR (ii) a court of competent jurisdiction determines that Agent is not a holder in due course and may not collect a SunTrust Draft; OR (iii) Supplier violates the provisions of paragraph 4 or 5 hereof.

7.
Charges Where SunTrust Has Recourse Pursuant to Paragraph 6 Above.    In those circumstances where Agent has recourse against Supplier for a defaulted SunTrust Draft, Supplier shall be obligated to repay to Agent (i) the face amount of the defaulted SunTrust Draft, plus (ii) interest on that amount at the prime lending rate as established by Agent from the original due date of the defaulted SunTrust Draft to the date Agent receives payment of the face amount of such defaulted SunTrust Draft, plus (iii) where applicable, all out of pocket costs for collection of the SunTrust Draft including, but not limited to, bank charges, reasonable attorney's fees, and the like. Upon making such payment, the defaulted SunTrust Draft will be returned to Supplier as if it had never been negotiated by Agent (together with all necessary endorsements of Agent).

8.
Authority to Add Endorsement.    With respect to any SunTrust Draft sold by Supplier to Agent, Supplier hereby (i) agrees to endorse by an authorized signatory such SunTrust Draft(s) to the order of Agent and (ii) authorizes Agent to add Supplier's endorsement or any other necessary endorsement to such purchased SunTrust Drafts (if Supplier fails to do so) whenever required in order to effect the sale, pledge, assignment, transfer, presentment and/or collection thereof.

9.
Representations and Warranties; Covenants.    By executing this Agreement or endorsing any SunTrust Draft, Supplier represents, warrants and covenants to Agent that (i) the terms, conditions and provisions set forth herein have been duly approved by all necessary action on the part of the Supplier, (ii) this Agreement is the valid, legal and binding agreement and obligation of the Supplier, (iii) all required and necessary company action has been duly taken as required by Supplier's organizational documents and all applicable provisions of the laws of the jurisdiction of Supplier's incorporation in connection with this Agreement and the transactions contemplated hereunder, (iv) there are no existing liens or encumbrances, and will not in the future be any liens or encumbrances, on any SunTrust Draft or on any accounts receivable evidencing the Invoices, or on any inventory of Supplier or any proceeds thereof, other than liens of any secured creditor that has executed and delivered to Agent a Consent Agreement, (v) there are no claims of a third party to any SunTrust Draft or any Invoices or accounts receivable that were the basis for the issuance of such SunTrust Drafts, (vi) Supplier is organized under the laws of the State of New York and Supplier will notify Agent of any change in such jurisdiction of incorporation within 5 days thereof, (vii) Supplier will notify Agent within 5 days of any merger or consolidation into or with any other entity, or any sale of substantially all of Supplier's assets, (viii) Agent may share information related to this Agreement and/or related to Supplier with AutoZone and any purchaser of a SunTrust Draft for which Agent is acting as agent, (ix) all information set forth on the Information Certificate delivered in connection herewith is true and correct and (x) in the event Supplier's inventory or accounts receivable relating to the Invoices become at any time subject to any security interest, Supplier will cause such secured creditor to execute and deliver a Consent Agreement or other form of release of any such security interest, and upon the request of Agent, execute such UCC financing statements reflecting such release.

10.
Savings Clause.    If any provision of this Agreement in any way contravenes the laws of any state or jurisdiction, such provision shall be deemed not to be a part hereof in that jurisdiction, and Supplier agrees to remain bound by all remaining provisions. If any portion of this Agreement shall be deemed to be illegal or violative of public policy, it is agreed that it shall be interpreted to be legally binding and enforceable to the maximum reasonable extent allowed by law.

11.
Assignment.    Supplier agrees that it shall not assign this Agreement. Supplier agrees that Agent is acting in a representative capacity for itself and other purchasers and further agrees that Agent may assign (including by endorsement if applicable) all of its rights, remedies, powers and privileges under this Agreement or any SunTrust Draft.

12.
Third Party Beneficiary.    Supplier agrees that any purchaser for which SunTrust acts, as agent shall be a third-party beneficiary of this Agreement.

13.
Notices.

  Unless otherwise provided herein, all notices, requests and other communications provided for hereunder shall be in writing (including telecopy or electronic mail (where indicated)) and shall be given at the following addresses:

(1)	If to the Agent:	SUNTRUST BANK 55 Park Place Atlanta, Georgia 30303 Attention: Dev Maguire Center Code 006
Telephone: (404) 230-1808 Telecopy: (404) 332-3940
(2)	If to Supplier:
MOTORCAR PARTS & ACCESSORIES, INC.
2929 California Street
Torrance, CA 90503
Attention: Anthony P. Souza / Charles W. Yeagley
Telephone: (310) 972-4003 / (310) 972-4001
Telecopy: (310) 224-5128 / (310) 212-7581

  Any such notice, request or other communication shall be effective (i) if given by telecopy, on the business day that such telecopy is transmitted to the telecopy number specified above and the appropriate answer back is received, (ii) if given by mail, upon the earlier of receipt or the third business day after such communication is deposited in the United States mails, registered or certified, with first class postage prepaid, addressed as aforesaid or (iii) if given by any other means (including, without limitation, by air courier), when delivered at the address specified herein. The Agent or Supplier may change its address for notice purposes by notice to the other party in the manner provided herein.

14.
Applicable Law, Venue, Jurisdiction and Service of Process.    Supplier agrees that the laws of the State of New York shall apply to this Agreement and any dispute between Agent and Supplier concerning this Agreement or any SunTrust Draft. Further, Supplier confirms its understanding that the Program and the use of SunTrust Drafts is specifically subject to the provisions of the Uniform Commercial Code and in particular (but not exclusively) the definitional provision of Section 3-104 thereof. Supplier agrees that any legal action or proceeding relating to this Agreement shall be instituted solely in the courts of the State of Georgia or of the United States of America for the Northern District of Georgia. Supplier submits to the jurisdiction of each such court in any such action or proceeding. Furthermore, Supplier also consents to the service of process upon Supplier in any such legal action or proceeding by means of certified mail, return receipt requested, addressed to Supplier at the address first above written, or such other address as Supplier may from time to time designate in writing. SUPPLIER ALSO WAIVES ITS RIGHT TO A TRIAL BY JURY TO THE EXTENT PERMITTED BY APPLICABLE LAW. Notwithstanding the foregoing, Supplier agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by applicable law or shall limit the right to sue in any other jurisdiction.

        This Agreement contains the entire agreement of the parties, supersedes all prior agreements between the parties hereto, and may only be changed by a written agreement signed by the party against whom enforcement of any waiver, change, modification, extension or discharge is sought. Please note that this Agreement is not binding upon Agent unless and until executed by an officer of Agent where indicated below. Further, Supplier confirms its understanding that the headings used in this

Agreement are solely for reference and our convenience and do not change the meaning of any provision hereof.

Very truly yours,

SUNTRUST BANK, as Agent

By:

Name:
Title:

Acknowledged and Agreed to by:
Motorcar Parts and Accessories, Inc.

By:

Name:	Anthony P. Souza
Title:	President and CEO
FEDERAL ID NUMBER: 11-2153962

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  Exhibit 10.38